Exhibit 99.1

NEXGEL Appoints Scott Henry, CFA to Board of Directors and Audit Committee

LANGHORNE, Pa. – January 17, 2023 – NEXGEL, Inc. (NASDAQ: NXGL, NXGLW), (“NEXGEL” or the “Company”), a leading provider of ultra-gentle, high-water-content hydrogel products for healthcare and consumer applications, announced today the appointment of Scott Henry, CFA as a new independent director to the Company’s Board of Directors (the “Board”), effective immediately. Mr. Henry will also serve as a member of the Board’s Audit Committee.

“Scott brings a wealth of financial and operational experience to NEXGEL, making him an ideal addition to our Board and Audit Committee,” said Adam Levy, Chief Executive Officer of NEXGEL. “Additionally, his vast network within the investment community and his extensive knowledge of the small and microcap company landscape will be invaluable towards supporting our growth initiatives going forward. We are grateful to have Scott as part of our team.”

Scott R. Henry, CFA, is a Managing Director, Senior Research Analyst at ROTH Capital Partners with 20 years of sell-side coverage in the pharmaceutical, biotechnology and medical device sectors. He has previously held positions with firms including Oppenheimer, Thomas Weisel Partners, ABN AMRO and Leerink Swann & Co. Mr. Henry has received numerous awards, including rankings in the Wall Street Journal “Best on the Street” stock picking survey, Forbes/Zacks Investment Research “Best Analysts” for the drugs category and Forbes.com/StarMine rankings for earnings estimate accuracy. His investment views have been cited in the Wall Street Journal and the New York Times, and he has made frequent appearances on CNBC, CBS MarketWatch and Bloomberg. Mr. Henry attended the University of Rhode Island and received an M.B.A. with distinction from Cornell University.

Mr. Henry commented, “After spending extensive time with Adam and the rest of the senior leadership team, I was excited to join the NEXGEL team as a member of the Board and Audit Committee. NEXGEL presents a unique situation with solid assets, talented people and significant growth potential. Leveraging my experience and industry relationships, I believe that together, we can capitalize on these opportunities.”

About NEXGEL, INC.

NEXGEL is a leading provider of ultra-gentle, high-water-content hydrogels for healthcare and consumer applications. Based in Langhorne, Pa., the Company has developed and manufactured electron-beam, cross-linked hydrogels for over two decades. Alongside its strategic partners, NEXGEL has formulated more than 200 different combinations to bring natural ingredients to gentle skin patches that can be worn for long periods of time with little to no irritation.

Forward-Looking Statement

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words “believe,” “anticipate,” “confidence,” “estimate,” “expect,” “intend,” “plan,” “project,” “prospects,” “outlook,” and similar words or expressions, or future or conditional verbs, such as “will,” “should,” “would,” “may,” and “could,” are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance, or achievements to be materially different from any anticipated results, performance, or achievements for many reasons. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise, except as required by law. For additional risks and uncertainties that could impact the Company’s forward-looking statements, please see the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, including but not limited to the discussion under “Risk Factors” therein, which the Company filed with the SEC and which may be viewed at http://www.sec.gov/.

Investor Contact:

Valter Pinto

KCSA Strategic Communications

212.896.1254

valter@kcsa.com

Media Contacts:

Raquel Cona / Michaela Fawcett

KCSA Strategic Communications

212.896.1204 / 978.995.4683

rcona@kcsa.com / mfawcett@kcsa.com

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